Exhibit 99.1

Sanuwave Announces Record Revenues and Financial Results for Q4 and Full Year 2025

Q4 2025 revenues were $13.4 million, up 29.7% from Q4 2024. This was an all-time quarterly record for the Company.

Full year 2025 revenues were $44.1 million up 35.0% from full year 2024 revenues. This was an all-time annual record for the Company.

Q4 2025 gross margin was 74.7%, versus 77.9% in Q4 2024 and 77.6% in Q3 2025.

Full year 2025 gross margin was 77.1% versus 75.2% in 2024.

GAAP Operating Income was $2.0 million for Q4 2025 and $4.9 million for full year 2025.

Company provides guidance for revenues of $9.6-10.3 million (an increase of 3-10%) for Q1 2026 as compared to Q1 2025 and initiates full year 2026 revenue guidance of 16-25% growth vs 2025 ($51.0-55.0 million).

EDEN PRAIRIE, MN, March 26, 2026 (GLOBE NEWSWIRE) -- Sanuwave Health, Inc. (the "Company" or "Sanuwave”) (NASDAQ: SNWV), a leading provider of next-generation FDA-approved wound care products, is pleased to provide its financial results for the three months and full year ended December 31, 2025.

Q4 2025 ended December 31, 2025

•Revenue for the three months ended December 31, 2025, totaled $13.4 million, an increase of 29.7%, as compared to $10.3 million for the same period of 2024. This growth is consistent with guidance of $13-14 million for the quarter.
•255 UltraMist® systems were sold in Q4 2025 up from 135 in Q4 2024 and from 155 in Q3 2025.
•UltraMist® consumables revenue increased by 10.6% to $6.5 million in Q4 2025, versus $5.9 million for the same quarter last year. Consumables revenue represented 48.7% of overall revenues in Q4 2025. UltraMIST systems and consumables remained the primary revenue growth driver for the Company and represented approximately 100% of Sanuwave’s overall revenues in Q4 2025.
•Gross margin as a percentage of revenue amounted to 74.7% for the three months ended December 31, 2025, versus 77.9% for the same period last year. Cost of revenues included a $486 thousand write-off of PACE inventory associated with the sunsetting of that product line. Absent this charge, gross margin would have been 78.3%.
•For the three months ended December 31, 2025, operating income totaled $2.0 million, no change, compared to Q4 2024. Q4 2025 included the inventory write off of $486 thousand which affected cost of revenues and a sales tax expense of $479 thousand which increased general and administrative expenses. Absent these charges, operating income would have been $3.0 million.
•Net income for the fourth quarter of 2025 was $7.7 million, driven predominantly by the change in the fair value of derivative liabilities. This compares to a net loss of $13.3 million in the fourth quarter of 2024 which was primarily driven by the change in the fair value of derivative liabilities, valuation adjustments resulting from the share and warrant exchange, and the extinguishment of debt.
•Adjusted EBITDA [1] for the three months ended December 31, 2025, was $4.8 million versus Adjusted EBITDA of $3.7 million for the same period last year, an improvement of $1.1 million.

Full year 2025 ended December 31, 2025

•Revenue for the year ended December 31, 2025, totaled $44.1 million, an increase of 35.0%, as compared to $32.6 million for the same period of 2024. This growth was in line with full year guidance of growth of 35-39% year on year.
•624 UltraMist® systems were sold in 2025 up from 374 in 2024.
•UltraMist® consumables revenue increased by 27.4% to $25.5 million (58.0% of revenues) in 2025, versus $20.1 million for the same period last year. UltraMIST systems and consumables remained the primary revenue growth driver and continued to represent over 99% of Sanuwave’s overall revenues in 2025.
•Gross margin as a percentage of revenue amounted to 77.1% for the year ended December 31, 2025, versus 75.2% for the same period last year.
•For the year ended December 31, 2025, operating income totaled $4.9 million, an increase of $1.1 million compared to 2024 as a result of the Company’s continued efforts to drive profitable growth and manage expenses.
•Net income for 2025 was $11.8 million, driven predominantly by the change in the fair value of derivative liabilities, other income, and increased operating profit. This compares to a net loss of $33.1 million in 2024 which was primarily driven by the change in the fair value of derivative liabilities.
•Adjusted EBITDA [1] for the twelve months ended December 31, 2025, was $13.6 million versus Adjusted EBITDA of $7.2 million for the same period last year, an improvement of $6.5 million.

“We’re pleased to be, once more, announcing an all-time record quarter for Sanuwave on both revenues and adjusted EBITDA, especially during such challenging times in the wound care space,” said CEO Morgan Frank. “The effects of the CMS reimbursement cut to skin substitutes and an intensification of the CMS audit environment have been dramatically reshaping a number of sectors of wound care, particularly mobile care. Q4 2025 saw the first major reactions to the new pricing with large numbers of mobile wound care providers exiting the space and/or cutting staff. At the same time, we have seen other existing companies and a great many new ones gearing up to enter. It seems very much to be a ‘one tide going out while another tide is coming in’ sort of moment for the space and, while such transitions are inevitably choppy, it seems like a lot of this change will ultimately flow our way. The patients and the wounds have not gone away and neither has the need for care. UltraMIST remains a potent solution ready made for the work and business flow of our customers and the needs of those they care for. Significant numbers of large, skilled distributors and resellers who had been focusing on skin subs and allografts have become interested in repping UltraMIST and we have taken advantage of this new option to dramatically increase our functional number of feet on the street. These gains in Q4 2025 were somewhat offset by lower consumables sales resulting from a confluence of some customers going out of business and others reducing patient volumes in response to an aggressive audit environment. CMS appears to have made a determination to focus heavily on medical necessity and value for money in the wound care space and while this has created a bit of a stutter step in the short run, we see it as a trend that should be long term beneficial to us. We remain more convinced than ever of the potential for this product to help transform wound care.”

Financial Outlook

The Company forecasts Q1 2026 revenue of $9.6 to $10.3 million (3-10% increase from Q1 2025) and initiates full year 2026 revenue guidance of $51.0-55.0 million (16-25% increase as compared to full year 2025 revenue).

As previously announced, a business update will occur via conference call on March 27, 2026 at 8:30 a.m. EST. Materials for the conference call are included on the Company’s website at http://www.sanuwave.com/investors.

Telephone access to the call will be available by dialing the following numbers:

Toll Free:1-800-343-4136
Toll/International: 1-203-518-9843
Conference ID: SANUWAVE

OR click the link for instant telephone access to the event.

https://viavid.webcasts.com/starthere.jsp?ei=1753775&tp_key=6ca0a4cd2b

A replay will be made available through April 10, 2026:
Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Access ID: 1161147

[1] This is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” and the reconciliations in this release for further information.

About Sanuwave
Sanuwave Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

Sanuwave's end-to-end wound care portfolio of regenerative medicine products and product candidates helps restore the body’s normal healing processes. Sanuwave applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Non-GAAP Financial Measures
This press release includes certain financial measures that are not presented in our financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). These financial measures are considered "non-GAAP financial measures" and are intended to supplement, and should not be considered as superior to, or a replacement for, financial measures presented in accordance with U.S. GAAP.

The Company uses Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Gross Margin Percentage and Adjusted Operating Income to assess its operating performance. Adjusted EBITDA is Earnings before Interest, Taxes, Depreciation and Amortization adjusted for the change in fair value of derivatives and any significant non-cash or infrequent charges. Adjusted Gross Margin Percentage is gross margin percentage adjusted for inventory write-off. Adjusted Operating Income is operating income adjusted for inventory write-off, sales tax expense and release of historical accrual. EBITDA, Adjusted EBITDA, Adjusted Gross Margin Percentage and Adjusted Operating Income should not be considered as alternatives to net income (loss), gross margin percentage or operating income, as applicable, as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or infrequent items. These non-GAAP financial measures are presented in a consistent manner for each period, unless otherwise disclosed. The Company uses these measures for the purpose of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. These measures also help the Company to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to U.S. GAAP measures, allows them to see the Company’s results through the eyes of management, and to better understand its historical and future financial performance. These non-GAAP financial measures are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other U.S. GAAP measures.

EBITDA, Adjusted EBITDA, Adjusted Gross Margin Percentage and Adjusted Operating Income have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, some of these limitations are that EBITDA and Adjusted EBITDA:

•Do not reflect every expenditure, future requirements for capital expenditures or contractual commitments.
•Do not reflect all changes in our working capital needs.
•Do not reflect interest expense, or the amount necessary to service our outstanding debt.

As presented in the U.S. GAAP to Non-GAAP Reconciliations section below, the Company’s non-GAAP financial measures exclude the impact of certain charges that contribute to our net income (loss), gross margin percentage and operating income, as applicable.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations, plans for future business development activities and expectations regarding the impact of changes in tariff rates. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with regulatory oversight, the Company’s ability to manage its capital resources, competition and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com

SELECTED FINANCIAL DATA
FOR THE QUARTERS ENDED DECEMBER 2025 AND 2024

(in thousands)	2025	2024 (As Restated)

Revenue	$13,394	$10,326
Cost of Revenues	3,392	2,285

Gross Margin	10,002	8,041
Gross Margin %	74.7%	77.9%

Total operating expenses	7,999	6,029
Operating Income	$2,003	$2,012

Total other income (expense)	5,775	(15,291)

Net Income (Loss) Before Income Taxes	$7,778	$(13,279)

Income tax expense	86	27

Net Income (Loss)	$7,692	$(13,306)

NON-GAAP ADJUSTED EBITDA

	Three Months Ended December 31,
(in thousands)	2025	2024 (As Restated)

Net Income (Loss)	$7,692	$(13,306)
Non-GAAP Adjustments:
Interest expense	603	2,681
Depreciation and amortization	363	409
EBITDA	8,658	(10,216)

Non-GAAP Adjustments for Adjusted EBITDA:
Change in fair value of derivative liabilities	(5,921)	13,780
Other non-cash or infrequent charges:
Stock-based compensation	1,337	1,514
Loss (Gain) on extinguishment of debt	-	(1,121)
Severance agreement and legal settlement	89	156
Release of historical accrued expenses	-	(968)
State & local sales tax [1]	479	510
Sale and disposal of PACE product line [2]	123	-
Adjusted EBITDA	$4,765	$3,655

1 The charges represent a non-recurring state and local sales tax expense related to the restatement of prior period financial statements.
2 The charges represent the net amount of proceeds received of $0.4 million and inventory written down of $0.5 million, as part of the Company's sale and disposal of the PACE product line.

NON-GAAP ADJUSTED EBITDA

	For the Years Ended December 31,
(in thousands)	2025	2024 (As Restated)

Net Income (Loss)	$11,813	$(33,083)
Non-GAAP Adjustments:
Interest expense	6,246	13,779
Depreciation and amortization	1,265	1,145
EBITDA	$19,324	$(18,159)

Non-GAAP Adjustments for Adjusted EBITDA:
Change in fair value of derivative liabilities	(8,107)	31,413
Other non-cash or infrequent charges:
Stock-based compensation	4,850	1,514
Loss (Gain) on extinguishment of debt	477	(6,326)
Loss on impairment of assets	196	-
Severance agreement and legal settlement	202	741
Release of historical accrued expenses	-	(1,547)
Gain on license and option agreement	(5,000)	(2,500)
Prepaid legal fees expensed from termination of Merger Agreement	-	457
State & local sales tax [1]	1,567	1,569
Sale and disposal of PACE product line [2]	123	-
Adjusted EBITDA	$13,632	$7,162

1 The charges represent a non-recurring state and local sales tax expense related to the restatement of prior period financial statements.
2 The charges represent the net amount of proceeds received of $0.4 million and inventory written down of $0.5 million, as part of the Company's sale and disposal of the PACE product line.

Adjusted Gross Margin and Adjusted Operating Income

	Three Months Ended December 31,		Change
(In millions)	2025	2024
Gross Margin %	74.7%	77.9%	(320) bp
Inventory write-off	$0.5	$-
Adjusted Gross Margin %	78.3%	77.9%	40 bp

Operating Income	$2.0	$2.0	-%
Inventory write-off	0.5	-
Sales Tax Expense	0.5	0.5
Release of historical accrual	-	(0.9)
Adjusted Operating Income	$3.0	$1.6	88%

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	2025	2024 (As Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$11,959	$10,237
Accounts receivable, net of allowance of $1,265 and $1,147, respectively	5,422	3,329
Inventory	5,934	4,149
Prepaid expenses and other current assets	1,312	682
Total Current Assets	24,627	18,397
Non-Current Assets:
Property and equipment, net	1,972	303
Right of use assets, net	390	429
Intangible assets, net	3,026	3,730
Goodwill	7,260	7,260
Secured revolving credit facility debt issuance costs, net	68	-
Total Non-Current Assets	12,716	11,722

Total Assets	$37,343	$30,119

LIABILITIES
Current Liabilities:
Current portion of secured term loan	$5,638	$-
Senior secured debt	-	25,305
Accounts payable	3,251	3,728
Accrued expenses	8,382	7,756
Warrant liability	-	8,107
Current portion of operating lease liabilities	157	126
Current portion of finance lease liabilities	-	175
Current portion of contract liabilities	388	193
Accrued interest	24	-
Other	7	33
Total Current Liabilities	17,847	45,423
Non-Current Liabilities:
Secured term loan, net of current portion and debt issuance costs	15,667	-
Secured revolving credit facility	655	-
Operating lease liabilities, less current portion	854	125
Finance lease liabilities, less current portion	-	66
Contract liabilities, less current portion	701	300
Total Non-Current Liabilities	17,877	491
Total Liabilities	35,724	45,914

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001, 5,000,000 shares authorized, 6,175 Series A, 293 Series B, 90 Series C, and 8 Series D designated shares, respectively; no shares issued and outstanding at December 31, 2025 and 2024	-	-
Common stock, par value $0.001, 2,500,000,000 shares authorized, 8,588,876 and 8,543,686 issued and outstanding at December 31, 2025 and 2024, respectively	9	9
Additional paid-in capital	244,285	238,685
Accumulated deficit	(242,685)	(254,499)
Accumulated other comprehensive loss	10	10
Total Stockholders’ Equity (Deficit)	1,619	(15,795)
Total Liabilities and Stockholders’ Equity (Deficit)	$37,343	$30,119

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)	Years ended December 31,
	2025	2024 (As Restated)

Revenue	$44,051	$32,634
Cost of revenues	10,082	8,084

Gross Margin	33,969	24,550

Operating Expenses:
General and administrative	19,372	12,917
Selling and marketing	7,419	6,323
Research and development	1,353	673
Depreciation and amortization	880	789
Total Operating Expenses	29,024	20,702

Operating Income	4,945	3,848

Other Income (Expense)
Interest expense	(6,246)	(12,565)
Interest expense, related party	-	(1,214)
(Loss) Gain on extinguishment of debt	(477)	6,326
Change in fair value of derivative liabilities	8,107	(31,413)
Loss on impairment of assets	(196)	-
Other expense	(42)	(893)
Other income	5,808	2,855
Total Other Income (Expense)	6,954	(36,904)

Net Income (Loss) Before Income Taxes	11,899	(33,056)

Income tax expense	86	27

Net Income (Loss)	$11,813	$(33,083)

Other Comprehensive Income (Loss)
Foreign currency translation adjustments	-	121
Total Comprehensive Income (Loss)	$11,813	$(32,962)

Earnings (Loss) per Share:
Basic	$1.38	$(7.41)
Diluted	$0.41	$(7.41)
Weighted average shares outstanding:
Basic	8,563,510	4,462,883
Diluted	9,082,510	4,462,883

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(In thousands, except share data)

	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balance as of December 31, 2023 (as previously reported)	3,041,492	$3	$176,979	$(220,049)	$(111)	$(43,178)
Correction of prior period error	-	-	-	(1,367)	-	(1,367)
Balance as of January 1, 2024 (as restated)	3,041,492	$3	$176,979	$(221,416)	$(111)	$(44,545)
Sale of common stock	1,248,489	1	10,299	-	-	10,300
Shares issued for settlement of warrants	3,558,396	4	41,380	-	-	41,384
Shares issued for settlement of debt	685,737	1	8,513	-	-	8,514
Stock-based compensation	9,572	-	1,514	-	-	1,514
Foreign currency translation adjustment			-	-	121	121
Net loss (as restated)		-	-	(33,083)	-	(33,083)
Balance as of December 31, 2024 (as restated)	8,543,686	$9	$238,685	$(254,499)	$10	$(15,795)

Stock-based compensation	4,787	-	4,968	-	-	4,968
Stock options exercised	37,879	-	555	-	-	555
Shares granted in lieu of board of director fees	2,524	-	77	-	-	77
Net income	-	-	-	11,813	-	11,813
Balance as of December 31, 2025	8,588,876	$9	$244,285	$(242,685)	$10	$1,619

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2025 and 2024

(In thousands)	2025	2024 (As Restated)
Operating Activities
Net income (loss)	$11,813	$(33,083)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Stock-based compensation	4,850	1,514
Depreciation and amortization	974	788
Amortization of right-of-use assets	309	357
Provision for credit losses	202	77
Loss on disposal and impairment of assets	210	-
Loss (gain) on extinguishment of debt	477	(6,326)
Change in fair value of derivative liabilities	(8,107)	31,413
Gain on sale of patents	(5,375)	-
Amortization of debt issuance and debt discounts	1,461	5,520
Write-off of inventory related to PACE disposal	498	-
Gain on lease modification	(7)	-
Accrued interest and accrued interest, related parties	-	3,387
Proceeds from tenant improvement funds	586	-
Changes in operating assets and liabilities
Accounts receivable	(2,296)	(486)
Inventory	(2,283)	(1,198)
Prepaid expenses and other assets	(724)	(79)
Accounts payable	(521)	(1,422)
Accrued expenses and contract liabilities	1,965	1,993
Operating leases	(156)	-
Net Cash Provided by Operating Activities	3,876	2,455

Investing Activities
Purchases of property and equipment	(1,942)	(490)
Proceeds from sale of patents	5,375	-
Net Cash Provided by (Used in) Investing Activities	3,433	(490)

Financing Activities
Repayment of principal secured term loan	(1,438)	-
Proceeds from secured term loan	23,000	-
Proceeds from secured revolving credit facility	655	-
Payment of debt issuance costs	(371)	-
Proceeds from exercises of stock options	556	-
Payment of note payable	(27,747)	(3,548)
Proceeds from convertible promissory notes	-	1,300
Proceeds from secured promissory notes payable, related party	-	500
Payments to secured promissory notes payable, related party	-	(500)
Proceeds from sale of common stock	-	10,300
Payments to factoring	-	(1,490)
Principal payments on finance leases	(242)	(208)
Net Cash (Used in) Provided by Financing Activities	(5,587)	6,354

Effect of Exchange Rates on Cash and Cash Equivalents	-	121

Net Change in Cash and Cash Equivalents During Period	1,722	8,440

Cash and Cash Equivalents at Beginning of Period	10,237	1,797
Cash and Cash Equivalents at End of Period	$11,959	$10,237

Supplemental Information:
Cash paid for interest	$3,744	$4,311
Cash paid for state income taxes	27	4

Non-Cash Investing and Financing Activities:
Capitalize default interest into senior secured debt	$549	$3,850
Shares granted in lieu of board of director fees	77	-
Stock options granted in lieu of cash bonus	117	-
Right-of-use assets obtained in exchange for lease liabilities	430	-
Lease liabilities reduced upon lease modification	99	-
Purchases of property and equipment in accounts payable	45	-
RSUs granted in exchange for services	10	-
Shares issued for settlement of debt	-	8,513
Write off deferred merger costs	-	1,225
Warrants issued in conjunction with senior secured promissory note payable and convertible promissory notes payable	-	3,557
Conversion of warrants to common stock	-	41,380
Conversion of asset-based secured promissory notes to convertible promissory notes	-	4,584